Series Number:  3
For period ending 4/30/15

48)	Investor, A, C & R
First $100 million 1.200%
Next $900 million 1.150%
Next $1.0 billion 1.100%
Next $500 million 1.050%
Over $2.5 billion 1.000%

Institutional
First $100 million 1.000%
Next $900 million 0.950%
Next $1.0 billion 0.900%
Next $500 million 0.850%
Over $2.5 billion 0.800%

R6
First $100 million 0.850%
Next $900 million 0.800%
Next $1.0 billion 0.750%
Next $500 million 0.700%
Over $2.5 billion 0.650%

72DD)                      1. Total dividends for which record date passed during the period
           Investor Class                                           11,311
           Institutional Class                                           4,494
2. Dividends for a second class of open-end company shares
           A Class                                1,708
           C Class                                107
           R Class                                77
R6 Class                                434

73A)           1. Dividends from net investment income
           Investor Class                                           $0.3101
           Institutional Class                                $0.3402
2. Dividends for a second class of open-end company shares
           A Class                                $0.2724
           C Class                                $0.1746
R Class                                $0.2346
R6 Class                                $0.3628

74U)           1. Number of shares outstanding (000's omitted)
                                 Investor Class                                           33,542
                                 Institutional Class                                           5,671
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                                A Class                                6,414
                                    C Class                                                                 643
R Class                                 424
R6 Class                                6,659

74V)    1. Net asset value per share (to nearest cent)
                                Investor Class                                $29.35
                                Institutional Class                                $29.42
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                                A Class                                $29.35
                                    C Class                                                                $28.88
R Class                                $29.21
R6 Class                                $29.41

Series Number: 10
For period ending 4/30/15

48)	Investor, A, C & R
1.200%

Institutional
1.000%

R6
0.850%

72DD)                      1. Total dividends for which record date passed during the period
           Investor Class                                           2,432
           Institutional Class                                           256
2. Dividends for a second class of open-end company shares
           A Class                                596
           C Class                                151
           R Class                                18
R6 Class                                1

73A)           1. Dividends from net investment income
           Investor Class                                           $0.4517
           Institutional Class                                $0.4759
2. Dividends for a second class of open-end company shares
           A Class                                $0.4214
           C Class                                $0.3306
           R Class                                $0.3912
R6 Class                                $0.4941

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           6,769
                      Institutional Class                                           505
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                      A Class                                                      1,668
                      C Class                                            561
R Class                                            18
R6 Class                                           632

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $12.03
                      Institutional Class                                           $12.03
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      A Class                                           $12.03
                                C Class                                           $12.01
R Class                                           $12.03
R6 Class                                           $12.03

Series Number: 11
For period ending 4/30/15

48)	Investor
1.200%

Institutional
1.000%

R6
0.850%

74U)           1. Number of shares outstanding (000's omitted)
                      Investor Class                                           9,616
                      Institutional Class                                           23,651
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
                      R6 Class                                           1,127

74V)           1. Net asset value per share (to nearest cent)
                      Investor Class                                           $9.93
                      Institutional Class                                           $9.93
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                      R6 Class                                           $9.93